THE SOMERSET GROUP, INC.
                                    CONSOLIDATED STATEMENTS OF INCOME

                                                  Year Ended December 31,

                                          1994           1993        1992
                                        --------    --------    --------
Income:
  Net sales                           $23,467,000 $14,555,000 $15,875,000
  Cost of sales                        19,164,000  12,011,000  13,640,000
                                      ----------- ----------- -----------
      Gross profit                      4,303,000   2,544,000   2,235,000
  Equity in earnings of First Indiana   2,616,000   3,614,000   3,080,000
  Other                                   146,000      95,000      93,000
                                      ----------- ----------- -----------
     Total income                       7,065,000   6,253,000   5,408,000

Expenses:
  Selling expenses                        568,000     488,000     474,000
  General and administrative expenses   1,927,000   1,623,000   1,723,000
   Interest expense                       438,000     511,000     467,000
                                      ----------- ----------- -----------
      Total expenses                    2,933,000   2,622,000   2,664,000

Operating income before income taxes
   and minority interest                4,132,000   3,631,000   2,744,000
   Income tax expense                   1,608,000   1,437,000   1,087,000
                                      ----------- ----------- -----------
                                        2,524,000   2,194,000   1,657,000
  Minority interest in loss of subs        93,000      25,000         --
                                      ----------- ----------- -----------
Income from continuing operations      $2,617,000  $2,219,000   1,657,000
                                      ----------- ----------- -----------
Discontinued operations (net of income tax)
  Loss from operations                                           (169,000)
  Loss from sale of assets                                     (1,444,000)
                                      ----------- ----------- -----------
Loss from discontinued operations                              (1,613,000)
                                      ----------- ----------- -----------
Net income                             $2,617,000  $2,219,000     $44,000
                                       ==========  ==========  ==========
Income (loss) per share
  Continuing operations                     $1.57       $1.37       $1.03

  Discontinued operations                     ---         ---      ($1.00)
                                           ------      ------      ------
  Net income                                $1.57       $1.37       $0.03
                                           ======      ======      ======

Average shares outstanding              1,662,255   1,620,190   1,601,868


See accompanying Notes to Consolidated Financial Statements
                                   19
THE SOMERSET GROUP, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS                                             As of December 31,

                                              1994              1993

Current assets
    Cash and cash equivalents           $2,006,000        $2,459,000

    Trade accounts, notes receivables
      less allowance for doubtful acct   6,070,000         2,730,000

    Contracts in progress, unbilled      1,769,000         1,127,000

    Inventories                            390,000           365,000

    Prepaid expenses                       109,000            95,000

    Deferred income taxes                     ---             23,000
                                        ----------        ----------
             Total current assets       10,344,000         6,799,000

Investments
    First Indiana Corp.(market values
       of $23,782,000 and $24,890,000   24,265,000        21,873,000

Property, plant and equipment, at cost
    Land                                   393,000           685,000

    Buildings                            2,738,000         2,773,000

    Production and delivery equipment    6,593,000         6,145,000

    Office furniture and equipment         556,000           506,000

    Construction in progress                  ---            848,000
                                        ----------        ----------
                                        10,280,000        10,957,000
    Less accumulated depreciation        6,126,000         5,678,000
                                        ----------        ----------
                                         4,154,000         5,279,000

Other assets                             1,041,000         1,044,000

Total Assets                           $39,804,000       $34,995,000
                                      ============      ============

See accompanying Notes to Consolidated Financial Statements.



                                         -20-

LIABILITIES AND SHAREHOLDERS' EQUITY               December 31, 1994

                                              1994              1993

Current liabilities
    Trade accounts payable                $808,000          $805,000

    Accrued compensation                   837,000           432,000

    Taxes, other than income taxes         194,000           184,000

    Billings in excess of costs            451,000           147,000

    Deferred income taxes                   22,000               ---

    Income taxes                           437,000               ---

    Other accrued expenses                 743,000           346,000
                                        ----------        ----------
          Total current liabilities      3,492,000         1,914,000

Long-term debt
    Notes payable - banks                5,500,000         5,500,000

Deferred income taxes                    4,383,000         3,163,000

Minority interest in subsidiary                ---           514,000

Shareholders' equity
    Common stock without par value,
    4,000,000 shares, issued 1,829,408   1,829,000         1,829,000

    Capital in excess of stated value    4,979,000         4,887,000

    Retained earnings                   20,999,000        18,751,000
                                        ----------        ----------
                                        27,807,000        25,467,000
    Less 190,662 and 224,510 treasury
       Shares respectively, at cost      1,378,000         1,563,000
                                        ----------        ----------
         Total shareholders' equity     26,429,000        23,904,000

Total Liabilities and Shareholders' Eq $39,804,000       $34,995,000
                                       ===========       ===========

                                                          -21-



















CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                           Capital in
                                                Common     Excess of     Retained     Treasury
                                                 Stock    Stated Value   Earnings      Shares        Total

Balance January 1, 1992                        $1,829,000   $4,887,000  $16,878,000  ($1,594,000) $22,000,000

  Net income                                       ---          ---          44,000       ---          44,000

  Shares of common stock issued in
      connection with 401(k) plan                  ---          ---          (1,000)      24,000       23,000

  Equity in other capital changes of
  First Indiana Corporation, net of                ---          ---        (427,000)      ---        (427,000)
      deferred income taxes
                                               ----------   ----------   ----------   ----------   ----------
Balance December 31, 1992                       1,829,000    4,887,000   16,494,000   (1,570,000)  21,640,000

  Net income                                       ---          ---       2,219,000        ---      2,219,000

  Shares of common stock issued in
      connection with 401(k) plan                  ---          ---           3,000        7,000       10,000

  Equity in other capital changes of
      First Indiana Corporation, net of            ---          ---          35,000        ---         35,000
      deferred income taxes
                                               ----------   ----------   ----------   ----------   ----------
Balance, December 31, 1993                      1,829,000    4,887,000   18,751,000   (1,563,000)  23,904,000

  Net Income                                       ---          ---       2,617,000        ---      2,617,000

  Shares of common stock issued in
      connection with restricted stock
      grants, 401(k) plan, and exercise
      of stock option grants                       ---          92,000     (176,000)     311,000      227,000

  Purchase of Treasury shares                      ---          ---          ---        (126,000)    (126,000)

  Cash dividends paid                              ---          ---        (164,000)      ---        (164,000)

  Equity in other capital changes of
      First Indiana Corporation, net of
      deferred income taxes                        ---          ---         (29,000)       ---        (29,000)
                                               ----------   ----------   ----------   ----------   ----------
Balance, December 31, 1994                     $1,829,000   $4,979,000  $20,999,000  ($1,378,000) $26,429,000
                                               ==========   ==========   ==========   ==========   ==========

See accompanying Notes to Consolidated Financial Statements.


                                                               -22-
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     Year Ended December 31,

Cash flows from operating activities:           1994         1993         1992
  Income from continuing operations       $2,617,000   $2,219,000   $1,657,000
  Add (deduct) items not affecting cash
    Depreciation and amortization            685,000      541,000      537,000
    Deferred income taxes                  1,265,000    1,363,000      287,000
    Equity in earnings of First Indiana   (2,616,000)  (3,614,000)  (3,080,000)
    Dividends received from First Indian     782,000      531,000      413,000
    Gain on sale of subsidiary              (124,000)
    Other, net                               (22,000)     (39,000)      23,000
    Changes in operating assets and liabilities:
      Trade accounts, notes, and other    (3,955,000)     544,000    1,610,000
      Contracts in progress, unbilled       (953,000)     303,000     (296,000)
      Prepaid expenses                       (18,000)     (50,000)     122,000
      Accounts payable and accrued expen   2,184,000      497,000     (352,000)
      Accrued and refundable income taxe        ---       125,000      507,000
                                          ----------   ----------   ----------
Cash provided (used) by continuing opera    (155,000)   2,420,000    1,428,000
Income (loss) from discontinued operatio                            (1,613,000)
Add (deduct) items not affecting cash
   Net loss on sale of assets                                        1,444,000
   Change in net assets of discontinued         ---          ---       609,000
                                          ----------   ----------   ----------
Cash provided by discontinued operations        ---          ---       440,000
                                          ----------   ----------   ----------
Net cash provided (used) by operating ac    (155,000)   2,420,000    1,868,000
Cash flows from investing activities:
 Increase in investment in First Indiana    (595,000)                 (523,000)
 Purchase of property, plant and equipment, including
   discontinued operations in 1992        (1,250,000)  (1,222,000)    (313,000)
 Proceeds from sale of assets, including
   discontinued operations in 1992           380,000        7,000    1,403,000
 Proceeds from sale of subsidiary          1,057,000
 Increase in other assets                   (352,000)     (45,000)    (476,000)
                                          ----------   ----------   ----------
Net cash provided (used) by investing ac    (760,000)  (1,260,000)      91,000
Cash flows from financing activities:
 Proceeds from long-term borrowings                     2,500,000    1,300,000
 Principal payments on long-term borrow                (2,614,000)  (2,726,000)
 Purchase of treasury shares                (126,000)
 Issuance of treasury shares                 227,000
 Proceeds from minority investment in su     525,000      539,000
 Dividends paid                             (164,000)          ---          ---
                                          ----------   ----------   ----------
Net cash provided (used) by financing ac     462,000      425,000   (1,426,000)
                                          ----------   ----------   ----------
Increase (decrease) in cash and cash equ    (453,000)   1,585,000      533,000
Cash and cash equivalents at beginning     2,459,000      874,000      341,000
Cash and cash equivalents at end of year  $2,006,000   $2,459,000     $874,000
                                          ==========   ==========   ==========

See accompanying Notes to Consolidated Financial Statements.


                                    -23-